UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2013

LAKELAND BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-17820	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey		07438
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (973) 697-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting of Shareholders of Lakeland Bancorp, Inc. (“Lakeland” or the “Company”) held on May 8, 2013, Lakeland’s shareholders approved a proposal to amend the Company’s Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), to increase the number of authorized shares of Lakeland common stock from 40,000,000 shares to 70,000,000 shares and to increase the total number of authorized shares of Lakeland’s capital stock from 41,000,000 shares to 71,000,000 shares. On May 10, 2013, the Company filed with the New Jersey Department of Treasury a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) to increase the number of authorized shares of Lakeland common stock to 70,000,000 shares and to increase the total number of authorized shares of Lakeland’s capital stock to 71,000,000 shares.

The foregoing description of the Certificate of Amendment is qualified in its entirety by the text of the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibit is filed with this Current Report on Form 8-K:

Exhibit Number	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Lakeland Bancorp, Inc., filed with the New Jersey Department of Treasury on May 10, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND BANCORP, INC.

By:	/s/ Timothy J. Matteson
Name:	Timothy J. Matteson
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: May 13, 2013

Exhibit Index

Exhibit Number	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Lakeland Bancorp, Inc., filed with the New Jersey Department of Treasury on May 10, 2013.